            As filed with the Securities and Exchange Commission on May 19, 1998

                                                    Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  ------------

                             QUARTERDECK CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                           95-4320650
(State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                            Identification No.)


  13160 Mindanao Way
    Marina del Rey, California                                   90292
(Address of Principal Executive Offices)                      (Zip Code)

                                  ------------

               EMPLOYEE/CONSULTANT COMPENSATION OPTION AGREEMENTS
                            (Full title of the plan)

                                  ------------

                                 RON BEN-YEHUDA
                  Vice President, Secretary and General Counsel
                             Quarterdeck Corporation
                               13160 Mindanao Way
                        Marina del Rey, California 90292
                                 (310) 309-3700
            (Name, address and telephone number of agent for service)


                                  ------------

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                        Proposed
       Title of                          Proposed        Maximum
      Securities          Amount         Maximum        Aggregate   Amount of
        to be              to be      Offering Price    Offering   Registration
      Registered        Registered      per Share         Price        Fee
--------------------------------------------------------------------------------
  Common Stock,
    par value $.001     100,000          $2.50        $250,000(1)     $74
--------------------------------------------------------------------------------


(1) Pursuant to Rule 457(h), based on the price at which the options may be exercised.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents heretofore filed by Quarterdeck
Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are by this reference incorporated in and made a part of this Registration Statement:

           (a) The Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

           (b) The Current Reports on Form 8-K dated October 3, 1997, October 7, 1997, March 9, 1998 and April 2, 1998;

           (c) The Quarterly Report on Form 10-Q for the quarter ended December 31, 1997; and

           (d)     The Registration Statement on Form 8-A filed April 26, 1991.

           All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Act of
1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           As permitted by Section 145 of the Delaware General
Corporation Law, the Bylaws of the Company provide: (i) the Company is required to indemnify its directors and officers and may indemnify its other employees and agents, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Company) at the Company's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Company is required to advance expenses, as incurred, to such directors and officers and may advance expenses to such other employees and agents in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Company brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Company is authorized to enter into indemnification agreements with such directors, officers, employees and agents;
(iv) the Company may maintain director and officer liability insurance to the extent reasonably available; and (v) the Company may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers, employees and agents. The Company has also entered into an agreement with its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. These indemnification provisions, and the Indemnification Agreements entered into between the Company and its directors and certain of its officers, may be sufficiently broad to permit indemnification of the Company, officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.    EXHIBITS.

Exhibit
Number
   5.1     Opinion of Schwartz & Associates
  23.1     Consent of KPMG Peat Marwick LLP
  23.2     Consent of Schwartz & Associates (included in Exhibit 5.1)
  24.1     Power of Attorney (included on the Signature Page)

ITEM 9.    UNDERTAKINGS.

           (a)    The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                        (i)   To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement
            (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
            (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, state of California, on this 19th day of May, 1998.

                                      QUARTERDECK CORPORATION

                                      By: /s/ Curtis A. Hessler
                                         -------------------------------------
                                         Curtis A. Hessler,
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Curtis A. Hessler and Frank R. Greico, or either of them, his attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                            Title                                      Date
/s/ Curtis A. Hessler
________________________        President, Chief Executive Officer                      May 19, 1998
Curtis A. Hessler                and Director (Principal Executive
                                 Officer)
/s/ Frank R. Greico
_________________________       Senior Vice President and Chief                         May  19, 1998
Frank R. Greico                  Financial Officer (Principal Financial
                                 and Accounting Officer)

/s/ Frank W. T. LaHaye
_________________________        Director                                               May  19, 1998
Frank W. T. LaHaye

/s/ Howard L. Morgan
_________________________        Director                                                May 19, 1998
Howard L. Morgan

/s/ King R. Lee
_________________________        Director                                                May 19, 1998
King R. Lee

/s/ William H. Lane III
_________________________        Director                                                May 19, 1998
William H. Lane III


                                INDEX TO EXHIBITS

                                                                    Sequentially
Exhibit                                                               Numbered
Number                           Exhibit                                Page
-------                          -------                            ------------

5.1      Opinion of Schwartz & Associates..........................

23.1     Consent of KPMG Peat Marwick LLP..........................